Exhibit 5.1

                ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000



                           FACSIMILE: (212) 541-4630

                                 April 12, 2002

Activision, Inc.
3100 Ocean Park Blvd.
Santa Monica, CA  90405

Re:     Activision, Inc.
        Registration Statement on Form S-3
        ----------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), with respect to 327,586 shares of the Company's common stock, par value $.000001 per share (the "Common Stock"), held by certain of the Company's stockholders.

     We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that:

     (a) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

     (b) The 327,586 shares of Common Stock being registered for the account of certain of the Company's stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus consisting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Robinson Silverman Pearce
                                             Aronsohn & Berman LLP